As filed with the Securities and Exchange Commission on February 6, 2012

Registration No.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CACI INTERNATIONAL INC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	54-1345888
(State of Incorporation)	(I.R.S. Employer Identification No.)

1100 North Glebe Road

Arlington, Virginia 22201

(Address of Registrant’s Principal Executive Offices)

CACI INTERNATIONAL INC 2006 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Arnold Morse

Senior Vice President, Chief Legal Officer and Secretary

CACI International Inc

1100 North Glebe Road

Arlington, Virginia 22201

(703) 841-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

WITH COPIES TO:

Dean F. Hanley, Esq.

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

(617) 832-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amounts to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $.10 per share	1,500,000 shares	$58.91	$88,365,000	$10,126.63

(1)	In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act, solely for the purposes of determining the amount of the registration fee. The registration fee is based on the average of the high and low prices for the registrant’s common stock as reported on the New York Stock Exchange on February 1, 2012.

Explanatory Note Pursuant to General Instruction E of Form S-8

This registration statement covers an additional 1,500,000 shares of common stock issuable pursuant to the CACI International Inc 2006 Stock Incentive Plan, as amended and restated (the “2006 Plan”). These shares are in addition to the 4,394,130 shares of common stock issuable under the 2006 Plan that were registered pursuant to the registration statement on Form S-8, File No. 333-157093, filed with the Securities and Exchange Commission (the “Commission”) on February 4, 2009 (the “February 2009 Registration Statement”) and the registration statement on Form S-8, File No. 333-148032, filed with the Commission on December 12, 2007 (the “Original Registration Statement” and together with the February 2009 Registration Statement, the “Past Registration Statements”).

Pursuant to General Instruction E of Form S-8, CACI International Inc (the “Company”) hereby incorporates by reference the February 2009 Registration Statement on Form S-8, File No. 333-157093 and the Original Registration Statement on Form S-8, File No. 333-148032 (a) to the extent that the Past Registration Statements relate to the 2006 Plan and (b) except to the extent that any parts of the Past Registration Statements are modified or superseded by this Registration Statement and any document incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information concerning the 2006 Plan required by Item 1 of Part I of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed with the Commission are incorporated herein by reference to the extent such documents are filed, not furnished:

(a)	Our annual report on Form 10-K for the fiscal year ended June 30, 2011, filed on August 29, 2011;

(b)	Our quarterly report on Form 10-Q for the period ended September 30, 2011, filed on November 7, 2011.

(c)	Our current report on Form 8-K, filed on July 12, 2011;

(d)	Our current report on Form 8-K filed on August 29, 2011;

(e)	Our current report on Form 8-K filed on October 5, 2011;

(f)	Our current report on Form 8-K filed on November 22, 2011;

(g)	Our current report on Form 8-K filed on December 12, 2011;

(h)	Those portions of our definitive proxy statement for our annual meeting of stockholders held on November 17, 2011 filed on October 6, 2011 that are deemed filed with the SEC; and

(i)	The description of our Common Stock contained in the registration statement on Form 8-A/A filed on March 21, 2003;

In addition, all documents subsequently filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be part of, this registration statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

The validity of the securities we are registering is being passed upon by Foley Hoag LLP, Boston, Massachusetts.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article EIGHTH of our Certificate of Incorporation provides that we may, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons that we are permitted to indemnify under Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 9 of ARTICLE VI of our By-Laws provides that we shall indemnify and hold harmless to the fullest extent permissible under the Delaware General Corporation Law every person who was or is a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was one of our directors or corporate officers (as defined, and including “executive officers” under the federal securities laws and statutory officers under Delaware law) or is or was serving at our request as a director or officer of another corporation, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, and, if approved by our board of directors, amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection with that action, suit, or proceeding. Section 9 of ARTICLE VI of our By-Laws also provides that we may pay expenses incurred by a director or corporate officer in connection with the defense of any civil or criminal action, suit, or proceeding in advance of the disposition of the action, suit, or proceeding, upon a commitment by or on behalf of the director or corporate officer to repay such amounts if it is ultimately determined that he is not entitled to be indemnified by us. We have entered into separate indemnification agreements with our directors and executive officers that provide these persons indemnification protection in the event our Certificate of Incorporation is subsequently amended.

Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. We have procured a directors’ and officers’ liability and company reimbursement liability insurance policy that (a) insures our directors and officers against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures us against losses (above a deductible amount) arising from any such claims, but only if we are required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of our Certificate of Incorporation or our By-Laws.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of CACI International Inc, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s annual report on Form 10-K for the period ended June 30, 2006 filed with the Commission on September 13, 2006).

3.2	Amended and Restated By-laws of CACI International Inc, as amended to date (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K filed with the Commission on March 7, 2008).

4.1	Clause FOURTH of CACI International Inc’s Certificate of Incorporation (incorporated by reference to Exhibit 3.1 above).

4.2	The Rights Agreement dated July 11, 2003 between CACI International and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed with the Commission on July 11, 2003).

5.1	Opinion of Foley Hoag LLP, filed herewith.

10.1	CACI International Inc 2006 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to our Proxy Statement for our Annual Meeting of Stockholders held on November 17, 2011, filed with the Commission on October 6, 2011).

10.2	Form of Performance Restricted Stock Unit Grant Agreement for Grantees Who are Grandfathered Executives (incorporated by reference to Exhibit 10.2 to the Company’s registration statement on Form S-8 filed with the Commission on February 4, 2009).

10.3	Form of Performance Restricted Stock Unit Grant Agreement for Grantees who are Not Eligible for Grandfathered Retirement (incorporated by reference to Exhibit 10.3 to the Company’s registration statement on Form S-8 filed with the Commission on February 4, 2009).

10.4	Form of Restricted Stock Unit Grant Agreement for Grantees Who are Grandfathered Executives (incorporated by reference to Exhibit 10.4 to the Company’s registration statement on Form S-8 filed with the Commission on February 4, 2009).

10.5	Form of Restricted Stock Unit Grant Agreement for Grantees Who are Not Eligible for Grandfathered Retirement (incorporated by reference to Exhibit 10.5 to the Company’s registration statement on Form S-8 filed with the Commission on February 4, 2009).

10.6	Form of Stock-Settled Appreciation Rights Grant Agreement (incorporated by reference to Exhibit 10.6 to the Company’s registration statement on Form S-8 filed with the Commission on February 4, 2009).

10.7	Form of Non-Employee Director Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.7 to the Company’s registration statement on Form S-8 filed with the Commission on February 4, 2009).

10.8	Form of Performance Restricted Stock Unit Grant Agreement between CACI International Inc and certain employees (incorporated by reference to Exhibit 10.2 to the Company’s quarterly report on Form 10-Q filed with the Commission on February 4, 2011).

10.9	Form of Non-Employee Director Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.3 to the Company’s quarterly report on Form 10-Q filed with the Commission on February 4, 2011).

10.10	Form of Restricted Stock Unit Grant Agreement for Grantees enrolled in the Management Stock Purchase Plan of CACI International Inc (incorporated by reference to Exhibit 10.4 to the Company’s quarterly report on Form 10-Q filed with the Commission on February 4, 2011).

10.11	Form of CACI International Inc 2006 Stock Incentive Plan Restricted Stock Unit (RSU) Grant Agreement (incorporated by reference to Exhibit 10.29 to the Company’s annual report on Form 10-K filed with the Commission on August 29, 2011).

10.12	Form of Non-Employee Director Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.30 to the Company’s annual report on Form 10-K filed with the Commission on August 29, 2011).

10.13	Form of Restricted Stock Unit (RSU) Agreement under the CACI International Inc Management Stock Purchase Plan, filed herewith.

10.14	Form of Performance RSU Grant Agreement under the CACI International Inc 2006 Stock Incentive Plan, filed herewith.

10.15	Form of Stock Grant Agreement under the CACI International Inc Director Stock Purchase Plan, filed herewith.

23.1	Consent of Independent Registered Public Accounting Firm, filed herewith.

23.2	Consent of Foley Hoag LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page).

Item 9.	Undertakings

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Arlington, Commonwealth of Virginia, on the 6th day of February, 2012.

CACI INTERNATIONAL INC

By:	/s/ Arnold D. Morse
Arnold D. Morse
Senior Vice President, Chief Legal Officer and Secretary

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each individual whose signature appears below constitute and appoint Arnold D. Morse as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ PAUL M. COFONI Paul M. Cofoni	President, Chief Executive Officer and Director (Principal Executive Officer)	February 6, 2012

/s/ THOMAS A. MUTRYN Thomas A. Mutryn	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 6, 2012

/s/ CAROL P. HANNA Carol P. Hanna	Senior Vice President, Corporate Controller (Principal Accounting Officer)	February 6, 2012

/s/ DR. J. P. LONDON Dr. J. P. London	Chairman of the Board, Executive Chairman	February 6, 2012

/s/ GREGORY G. JOHNSON Adm Gregory G. Johnson, USN (Ret.)	Director	February 6, 2012

/s/ DR. RICHARD L. LEATHERWOOD Dr. Richard L. Leatherwood	Director	February 6, 2012

/s/ JAMES L. PAVITT James L. Pavitt	Director	February 6, 2012

/s/ DR. WARREN R. PHILLIPS Dr. Warren R. Phillips	Director	February 6, 2012

/s/ CHARLES P. REVOILE Charles P. Revoile	Director	February 6, 2012

/s/ JAMES S. GILMORE, III James S. Gilmore, III	Director	February 6, 2012

/s/ WILLIAM S. WALLACE Gen William S. Wallace, USA (Ret.)	Director	February 6, 2012